SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2019

FTI CONSULTING, INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-14875	52-1261113
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 12th Street NW, Washington, D.C. 20004

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (202) 312-9100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)	Election of Brendan Keating as Chief Accounting Officer and Controller

On March 6, 2019, the Board of Directors (the “Board”) of FTI Consulting, Inc. (the “Company”) elected Brendan Keating, age 55, as Chief Accounting Officer and Controller of the Company effective as of March 18, 2019 (the “CAO Effective Date”). Mr. Keating will be responsible for oversight and management of the accounting operations, control processes and financial systems globally of the Company and its affiliates, including the public reporting obligations of the Company under the rules and regulations of the Securities and Exchange Commission, reporting to the Company’s Chief Financial Officer. Mr. Keating has held the position of Vice President and Assistant Controller of the Company since September 2011.

There were no understandings or arrangements between Mr. Keating and any other person pursuant to which he was elected as an officer of the Company. There are no family relationships between Mr. Keating and any other officer or director of the Company. Mr. Keating, his family members and affiliates have had no direct or indirect pecuniary interests in any transactions to which the Company or any affiliate is or was a party.

(e)	Compensatory Arrangements with Brendan Keating

Mr. Keating and the Company have entered into a written Offer Letter dated as of March 1, 2019 (the “CAO Employment Letter”), pursuant to which Mr. Keating will commence his position as Chief Accounting Officer and Controller of the Company as of the CAO Effective Date. Mr. Keating is an at-will employee of the Company. Pursuant to the CAO Employment Letter, Mr. Keating will receive an annual base salary of $400,000 starting March 18, 2019. Mr. Keating will participate in the discretionary incentive compensation plan with a bonus opportunity of up to 50% of his annual base salary. Mr. Keating will receive an equity award for 7,500 shares of restricted stock, subject to pro rata vesting on the first through fifth anniversary dates of the date of grant and forfeiture and accelerated vesting conditions consistent with the Company’s general form of restricted stock award agreement. Upon termination by the Company without “cause,” Mr. Keating will be eligible to receive a lump sum payment equal to 12-months of annual base salary for the year of termination.

The foregoing summary of the CAO Employment Letter does not purport to be complete and is subject to and is qualified in its entirety by reference to the full text of the CAO Employment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

ITEM. 7.01. Regulation FD Disclosure

On March 7, 2019, the Company issued the Press Release announcing the events described under Item 5.02 of this Current Report on Form 8-K, which is attached as Exhibit 99.1 hereto and is hereby incorporated by reference herein.

ITEM 9.01. Financial Statements and Exhibits

(d) Exhibits.

10.1	Offer Letter dated as of March 1, 2019, by and between FTI Consulting, Inc. and Brendan Keating

99.1	Press Release dated March 7, 2019 of FTI Consulting, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, FTI Consulting, Inc. has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FTI CONSULTING, INC.

Dated: March 7, 2019	By:	/S/ CURTIS LU
Curtis Lu
General Counsel

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